EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Repay Holdings Corporation on Form S-3 (File No. 333-232961) and on Form S-8 (File No. 333-233879) of our report dated November 28, 2018, with respect to the consolidated financial statements of Hawk Parent Holdings, LLC, included in Amendment No. 2 to the Annual Report of Repay Holdings Corporation on Form 10-K for the year ended December 31, 2019.

/s/ Warren Averett, LLC

Birmingham, Alabama

May 4, 2020